Exhibit 10.1

Attachment C

Amendments to TEPPCO Employee Benefit Plans

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4.                                       TEPPCO Retirement Cash Balance Plan

(a)                                  Effective May 31, 2005 participation is “frozen,” i.e., no employee who is not a participant on May 31, 2005 shall be eligible to become covered by (become a participant in) the plan after that date.

(b)                                 Effective December 31, 2005 (i) all benefits accrued as of that date shall be “frozen,” i.e., no employer contribution credits shall be credited for any period after that date, and (ii) all participants shall be 100% vested regardless of their years of service.

(c)                                  The Plan is terminated effective as of January 1, 2006.

5.                                       TEPPCO Supplemental Benefit Plan

(a)                                  A Participant’s employment with EPCO, Inc. or an affiliate of EPCO, Inc. shall be deemed to be employment with TEPPCO.

(b)                                 The Plan shall be terminated on or before December 31, 2005.

(c)                                  Upon termination of the Plan, all benefits shall be paid in a lump sum in 2005.

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